Exhibit 99.1

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $350 million of aggregate principal amount 4.20% Senior Notes due 2024 pursuant to a Registration Statement on Form S-3 (File No. 333-182824) and a related prospectus supplement filed with the Securities and Exchange Commission on February 14, 2014 is estimated to be as follows:

Estimated Fees
SEC registration fee	$45,000
Legal fees and expenses	436,000
Accounting fees and expenses	150,000
Printing fees	35,000
Rating agency fees	588,000
Total expenses	$1,254,000